UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

EDGIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, AZ	85028
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (602) 850-5000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EGIO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 20, 2023, Edgio, Inc. (“the “Company”) received approval from the Nasdaq Stock Market (“Nasdaq”) to transfer its stock listing from the Nasdaq Global Select Market to the Nasdaq Capital Market. This transfer was effective as of the opening of business on October 20, 2023. The Company’s shares continue to trade under the symbol “EGIO.” The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Select Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements.

As previously reported on May 1, 2023, the Company was notified by Nasdaq on April 27, 2023, that for the preceding 30 consecutive business days, the closing bid price of its common stock was below $1.00 per share and therefore the Company did not comply with the minimum closing bid price requirement for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1). The Company was given a compliance period of 180 calendar days, or until October 25, 2023, to regain compliance with the minimum bid price requirement.

However, in connection with the transfer to the Nasdaq Capital Market, the Company will be eligible for an additional compliance period to regain compliance with Nasdaq’s minimum bid price requirement (the “Bid Price Extension Period”). In order to regain compliance, the minimum bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the Bid Price Extension Period. Should the Company fail to regain compliance during the Bid Price Extension Period, its common stock will be subject to delisting by Nasdaq. The Company intends to continue actively monitoring the bid price and consider available options to regain compliance with the minimum bid price requirement.

Forward-Looking Statement Disclaimer

The Company includes in this Current Report on Form 8-K “forward-looking statements” within the meaning of the federal securities laws. A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “expects,” “estimates,” “intends,” and similar expressions that concern the Company’s strategy, plans, intentions or beliefs about future occurrences or results, including without limitation, statements regarding the Company’s current expectations and intentions with respect to the price of its common stock, regaining compliance with Nasdaq listing requirements or alternatives to cure the Nasdaq continued listing requirement deficiency. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on June 29, 2023 and the Company’s subsequent reports filed with the SEC.

All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date hereof. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Item 8.01	Other Events.

On October 20, 2023, the Company issued a press release announcing the transfer of its common stock from The NASDAQ Global Select Market to The NASDAQ Capital Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Edgio, Inc., dated October 20, 2023.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 26, 2023	EDGIO, INC.

/s/ Richard P. Diegnan
Richard P. Diegnan
Chief Legal Officer & Secretary